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                                  Exhibit 23.2
                                  ------------

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-97908-D) pertaining to the ACT Teleconferencing, Inc. Employee Stock Purchase Plan of 1998 and the ACT Teleconferencing, Inc. Stock Option Plan of 1996, As Amended of our report dated February 20, 1998, with respect to the consolidated financial statements and schedules of ACT Teleconferencing, Inc. included in its Form 10-KSB for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG LLP

Denver, Colorado
June 26, 1998